Exhibit 10.8

Confidential	Execution Copy

AMENDMENT NO. 2

TO

SECOND AMENDED AND RESTATED DEVELOPMENT AND

COMMERCIALIZATION AGREEMENT

This Amendment No. 2 (this “Amendment”), dated June 25, 2015 (the “Amendment  Effective Date”), to the Second Amended and Restated Development and Commercialization Agreement, dated April 10, 2014, as amended (the “Agreement”), is entered into by and between Biogen Hemophilia Inc., (formerly known as Biogen Idec Hemophilia Inc.), a Delaware corporation (“Biogen”), and Swedish Orphan Biovitrum AB (publ), a Swedish corporation (“Sobi”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Agreement, and the Agreement shall be amended as set forth herein.

WHEREAS, Biogen Idec and Sobi are parties to the Agreement, which governs the terms upon which they collaborate on the development and commercialization of products that are recombinant coagulation factors incorporation Fc-fusion protein technology; and

WHEREAS, the Parties desire to amend the Agreement to allow Sobi to supply product in certain countries prior to receipt of Regulatory Approval but in accordance with Applicable Laws and subject to certain restrictions and conditions set forth herein.

NOW, THEREFORE, the Parties agree to amend the Agreement as follows:

1.                                      Definitions.  Effective as of the Amendment Effective Date, the definition of Named Patient Supply” shall be deleted in its entirety and replaced with the following:

““Named Patient Supply” means the sale or other supply of a Product in a given country in the Territory prior to receipt of Regulatory Approval of such Product in such country and in accordance with the applicable laws of that country, directly or through an entity that is qualified to distribute unregistered pharmaceutical products in that country, (a) on a “named-patient” basis to meet the special needs of particular patients under the order of, and at the specific request of, a medical practitioner; or (b) in the case solely of Kuwait, Oman, Qatar, the Kingdom of Saudi Arabia, and the United Arab Emirates, pursuant to an appropriate request from a health care provider, pharmacy or governmental agency to treat a specific patient or group of patients and in accordance with regulatory practices that allow import and use of a Product based on such Product having obtained Regulatory Approval in another country (in this case the United States or a country within the EMA Centralized Authorization Countries), including under so called “Doctor Specific Patient Requests” or “DSPR”; provided, however, in all cases of clauses (a) and (b) above, solely with respect to previously treated patients (“PTPs”).”

2.                                      Section 4.2(i) shall be amended by deleting “medical practitioner” in the third line and substituting in its place “medical practitioner, health care provider, pharmacy or governmental agency solely in respect of PTPs.”

3.                                      Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

The Agreement and this Amendment shall be read and construed together as a single agreement and the term “Agreement” shall henceforth be deemed a reference to the Agreement as amended hereby.

This Amendment may be signed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

BIOGEN HEMOPHILIA INC.

By:	/s/ Nithya Desikan
Name:	Nithya Desikan
Title:	President, Biogen Hemophilia Inc.

SWEDISH ORPHAN BIOVITRUM AB (publ)

By:	/s/ Fredrik Berg
Name:	Fredrik Berg
Title:	General Counsel

By:	/s/ Stephen James
Name:	Stephen James
Title:	Head of Drug Design and Development

Signature Page to Amendment No. 2

to Second Amended and Restated Development and Commercialization Agreement